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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38082 on Form S-3 and No. 333-40102 on Form S-8 of Trio-Tech International of our report dated September 20, 2000, appearing in this Annual Report on Form 10-K of Trio-Tech International for the year ended June 30, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Los Angeles, California
September 27, 2000